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                                                                   Exhibit 3-123
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                          CERTIFICATE OF INCORPORATION

                                       OF

                      GERIATRIC AND MEDICAL SERVICES, INC.

TO: The Secretary of State
    State of New Jersey

         THE UNDERSIGNED, of the age of twenty-one years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

         FIRST: The name of the corporation is:
GERIATRIC AND MEDICAL SERVICES, INC.

         SECOND: The purpose or purposes for which the corporation is organized are:

         To engage in any activity within the purposes for which corporations may be organized under the provisions of the New Jersey Business Corporation Act.

         THIRD: The aggregate number of shares which the corporation shall have authority to issue is: Two thousand five hundred (2,500) shares with a par value of One Hundred Dollars ($100.00) per share.

         FOURTH: The address of the corporation's initial registered office is 5101 North Park Drive, Pennsauken, Canden County, New Jersey 08110, and the name of the corporation's initial registered agent at such address is Helen Watson.

         FIFTH: The number of directors constituting the initial Board of Directors shall be two, and the names and addresses of the directors are as follows:

            NAME                                       ADDRESS

         Daniel Veloric                   8109 Gobden Road
                                               Laverook, Pennsylvania 19118

         Herman Winderman                   10 Vassar Road
                                               Broomall, Pennsylvania 19008



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                                   RESOLUTION

         Be it Resolved that the transaction herein referred to, being herewith approved, the president and the secretary of the GERIATRIC AND MEDICAL SERVICES, INC. be and they are hereby directed, authorized and empowered to execute, acknowledge and deliver such documents, instruments and papers and perform such acts as may be legally, properly and reasonably required or necessary for the purpose of executing a change in the principal office of the corporation from 5101 North Park Drive, Pennsauken, New Jersey to 332 West State Street, Trenton, New Jersey, 08618, and the corporation's agent for service of process from Helen Watson to Leonard A. Coylo, Esq., whose principal address is 332 West State Street, Trenton, New Jersey, 08618.

         I, Fred Applebaum, secretary of GERIATRIC AND MEDICAL SERVICES, INC., a corporation of the State of New Jersey, CERTIFY that the foregoing is a true copy of a resolution as it appears in the records of the corporation and as was duly and legally adopted at a meeting of the Board of Directors of the corporation called for that purpose and held on May 31, 1974, pursuant to and in accordance with the Certificate of Incorporation and By-Laws thereof; and that it has not been modified, amended or rescinded, and is in full force and effect as of the date hereof.

July 19, 1974                                         /s/ [graphic of signature]
                                                      --------------------------
                                                              Secretary

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         SIXTH: The name and address of the incorporator is as follows:

            NAME                                       ADDRESS
        Daniel Velorio                   8109 Gobden Road
                                              Laverook, Pennsylvania 19118


         IN WITNESS WHEREOF, the undersigned, the incorporator of the above named corporation, has signed this Certificate of Incorporation on this 1st day of December, A.D. 1971.

                                                      /s/ Daniel Veloric
                                                      --------------------------
                                                      DANIEL VELORIC



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                         CERTIFICATE OF AMENDMENT TO THE

                        CERTIFICATE OF INCORPORATION OF

                      GERIATRIC AND MEDICAL SERVICES, INC.
                      ------------------------------------

TO: The Secretary of State
    State of New Jersey

         Pursuant to the provisions of ss.l4A:9-2(4) and ss.14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

         1. The name of the Corporation is GERIATRIC AND MEDICAL SERVICES, INC.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 9th day of June 1989.

            RESOLVED, that Article Sixth of the Certificate of Incorporation be numbered Article Seventh and a new Article Sixth be added to read as follows:

            To the fullest extent from time to time permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders; (ii) not in good faith or involving a knowing violation of law; or
(iii) resulting in receipt by such person of an improper personal benefit. The foregoing limitation of liability shall be retroactive to the fullest extent permitted by law. If the Revised Statutes of the State of New Jersey hereafter are amended to authorize the further elimination or limitation of liability of directors or officers, then the liability of such directors or officers of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such amendment. Any repeal or modification of this Section of the Certificate of Incorporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.

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         3. The number of shares entitled to vote upon the amendment was Five
(5).

         4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of ss.14A:5-6 of the New Jersey Business Corporation Act, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders and the number of shares represented by such consents is Five (5) shares.

Dated this 1st day of November, 1989.

                                            GERIATRIC AND MEDICAL SERVICES, INC.
                                            ------------------------------------
                                                     (Corporate name)

                                                   By:/s/ Michael Veloric
                                                   -----------------------------
                                                            (Signature)

                                                 Michael Veloric, Vice President
                                                 -------------------------------
                                                 (Type or Print Name and Title)

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